EXHIBIT 23.3

THIRD PARTY REVIEWER CONSENT

We consent to the reference to us in the Annual Report on Form 10-K for the year ended December 31, 2017 and the incorporation by reference of such report in the Prospectus constituting a part of this Registration Statement on Form S-3 of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Date: September 12, 2018

/s/ Roscoe Postle Associates, Inc.